POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-3
As filed with the Securities and Exchange Commission on May 30, 2018
Registration No. 333-212152

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

L3 TECHNOLOGIES, INC.*
(Exact name of registrant as specified in its charter)

Delaware	13-3937436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
600 Third Avenue
New York, NY 10016
(212) 697-1111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ann D. Davidson, Esq.
Senior Vice President, General Counsel and Corporate Secretary
L3 Technologies, Inc.
600 Third Avenue
New York, NY 10016
(212) 697-1111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Mark A. Brod, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(2)
Guarantees of Debt Securities	(1)	(1)	(1)	(3)
(1)
Omitted pursuant to General Instruction II.E. of Form S-3. An indeterminate amount of debt securities and guarantees of debt securities are being registered as may from time to time be issued at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.

(3)	No separate consideration will be received for the guarantees of the debt securities being registered. No registration fee for the guarantees will be due pursuant to Rule 457(n).

*	See table of additional registrants on the next page

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in Its Charter**	Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Aerosim Academy, Inc.	Florida	59-2802660
Aerosim Technologies, Inc.	Minnesota	41-1764806
Flight Training Acquisitions LLC	Delaware	27-1418095
ForceX, Inc.	Tennessee	20-1165961
L3 Kigre, Inc.	Ohio	34-1126612
L3 Adaptive Methods, Inc.	Delaware	52-0970306
L3 Doss Aviation, Inc.	Texas	76-0253726
L3 OceanServer, Inc.	Massachusetts	41-2104250
L3 Open Water Power, Inc.	Delaware	46-1772526

**	The address and telephone number of each registrant’s principal executive office is 600 Third Avenue, New York, New York 10016, (212) 697-1111.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (registration No. 333-212152) of L3 Technologies, Inc. and subsidiary guarantor registrants is being amended to add certain subsidiaries of L3 Technologies, Inc. as Co-Registrants that are, or may potentially be, guarantors of some or all of the debt securities with respect to which offers and sales are registered under this Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	*
Rating Agency Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Printing Expenses	*
Trustee’s Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

*
All fees and expenses are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. The registration fee will be calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Item 15.	Indemnification of Directors and Officers

DELAWARE

Delaware Corporations

L3 Adaptive Methods, Inc. and L3 Open Water Power, Inc. are Delaware corporations.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if the person acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors’ fiduciary duty of care.

The Bylaws of each of the following entities provide that the corporation shall indemnify its directors and officers to the full extent possible under the DGCL: L3 Adaptive Methods, Inc. and L3 Open Water Power, Inc.

The Certificate of Incorporation of each of the following entities provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL: L3 Adaptive Methods, Inc. and L3 Open Water Power, Inc.

Delaware Limited Liability Companies

Flight Training Acquisitions LLC is a Delaware limited liability company.

Section 18-108 of the Delaware Limited Liability Company Act (“DE LLCA”) empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of a limited liability company or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in the entity’s limited liability company agreement. However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLCA prohibits it from limiting or eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The Limited Liability Company Agreement of Flight Training Acquisitions LLC provides that the corporation shall indemnify its directors and officers to the full extent possible under the DE LLCA.

The Limited Liability Company Agreement of Flight Training Acquisitions LLC provides that a member shall not have any liability for the obligations or liabilities of the company except to the extent provided in the Limited Liability Company Agreement or the DE LLCA.

FLORIDA

Florida Corporations

Aerosim Academy, Inc. is a Florida corporation.

Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or  agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under that subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the Florida Business Corporation Act further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; and (ii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a corporation before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer, employee or agent constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for unlawful distributions) are applicable.

The Bylaws of Aerosim Academy, Inc. provide that the corporation shall indemnify its directors and officers against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of Aerosim Academy, Inc.

MASSACHUSETTS

Massachusetts Corporations

L3 OceanServer, Inc. is a Massachusetts corporation.

Section 8.51 of the Massachusetts Business Corporation Act, provides that a corporation may indemnify a director who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if (1)(i) such individual conducted himself/herself in good faith, (ii) such individual reasonably believed that his/her conduct was in the best interests of the corporation or that his/her conduct was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, such individual had no reasonable cause to believe that his/her conduct was unlawful; or (2) such individual engaged in conduct for which he/she shall not be liable under a provision of the corporation’s articles of organization, as authorized by Section 2.02(b)(4) of the Massachusetts Business Corporation Act. Section 8.52 of the Massachusetts Business Corporation Act requires corporations to indemnify any director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he/she was a director of the corporation against reasonable expenses incurred by him/her in connection with the proceeding.

Section 8.53 of the Massachusetts Business Corporation Act provides that, before the final disposition of a proceeding, a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is party to such proceeding because such individual is a director if he/she delivers to the corporation (a) a written affirmation of his good faith belief that he/she has met the relevant standard of conduct described in Section 8.51 or that the proceeding involves conduct for which liability has been eliminated pursuant to Section 2.02 of the Massachusetts Business Corporation Act and (b) a written undertaking with an unlimited general obligation of the director to repay any funds advanced if he/she is not entitled to mandatory indemnification under Section 8.52 and it is ultimately determined, under Section 8.54 or Section 8.55 that he/she does not meet the relevant standard of conduct described in Section 8.51.

Section 8.56 of the Massachusetts Business Corporation Act provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he/she is an officer of the corporation to the same extent as a director, and, if he/she is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors or contract, except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions.

Section 2.02 of the Massachusetts Business Corporation Act provides that the articles of organization of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation for monetary damages for breach of a fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for improper distributions under Sections 6.40 of the Massachusetts Business Corporation Act or (4) for any transaction from which the director derived an improper personal benefit.

The Articles of Organization L3 OceanServer, Inc. provide that the corporation shall indemnify its directors for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, or (iv) for any transaction from which the director derived improper personal benefit.

MINNESOTA

Minnesota Corporations

Aerosim Technologies, Inc. is a Minnesota corporation.

Section 302A.521 of the Minnesota Business Corporation Act (the “Corporation Act”) provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify a person, including an officer or director, who is made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that, in the case of acts or omissions occurring in such person’s performance in an official capacity, such person must have acted in a manner such person reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.

In addition, Section 302A.521 of the Corporation Act, Subdivision 3, requires payment by the registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court

The Articles of Incorporation of Aerosim Technologies, Inc. provide that the corporation shall indemnify its directors for any breach of fiduciary duty as a director; except for (i) liability based on breach of the duty of loyalty to the corporation or the shareholders (ii) liability for act or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the corporation’s stock under Section 302A.559 of the Corporation Act, or (iv) liability for a transaction that the which the director derived an improper benefit from.

OHIO

Ohio Corporations

L3 Kigre, Inc. is an Ohio corporation.

Section 1701.13(E) of the Ohio Revised Code (“ORC”) gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of (a) any claim, issue or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the ORC relating to unlawful loans, dividends and distribution of assets.

The Articles of Incorporation of L3 Kigre, Inc. provide that the corporation shall indemnify its directors and officers against any claims and expenses which may incurred as a result of being or having been a director of the company.

TENNESSEE

Tennessee Corporations

ForceX, Inc. is a Tennessee corporation.

The Tennessee Business Corporation Act in Sections 48-18-502 through 48-18-508, as amended (the “Tennessee Business Corporation Act”), provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Under the Tennessee Business Corporation Act, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Tennessee Business Corporation Act. Unless a corporation’s charter provides otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director under the statute (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

Unless limited by its charter, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Notwithstanding the foregoing, unless a corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

A corporation may also purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liabilities asserted against or incurred by the individual in such capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify the individual against the same liability under the statute.

The Articles of Incorporation of ForceX, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the Tennessee Business Corporation Act.

TEXAS

Texas Corporations

L3 Doss Aviation, Inc. is a Texas corporation.

Under the provisions of Chapter 8 of the Texas Business Organizations Code (the “Texas Business Organizations Code”), subject to certain limitations and in addition to other provisions, a Texas corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by such person in connection with a proceeding, in which he or she was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that such person: (i)  acted in good faith, (ii)  reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, did not have a reasonable cause to believe that the person’s conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he improperly received a personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation.

Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by (i) a majority vote of the disinterested members of the governing authority of the corporation, (ii) a majority vote of a committee of the governing authority of the corporation if the committee is designated by a majority vote of the disinterested members of the governing authority or if such committee is composed solely of disinterested members of the governing authority, (iii) special legal counsel selected by the governing authority or a committee thereof, or (iv) the owners of the corporation (excluding ownership interests held by each governing person who is not disinterested and independent).

If a prospective indemnitee is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that such person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 and Section 8.052 of the Texas Business Organizations Code. In connection with any proceeding in which a prospective indemnitee is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which such person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

The Bylaws of L3 Doss Aviation, Inc. provide that the corporation shall indemnify its directors and officers to the full extent possible under the Texas Business Organizations Code.

LIABILITY INSURANCE

On behalf of itself and all of its subsidiary guarantors, the Company has directors’ and officers’ liability insurance policies, with coverage, in the aggregate, of up to $200 million, subject to various deductibles and exclusions from coverage.

Item 16.	Exhibits

1.1*	Form of Underwriting Agreement.

4.1**
Indenture, dated as of May 21, 2010, among L-3 Communications, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Holdings’ and L-3 Communications’ Current Report on Form 8-K filed on May 24, 2010).

4.2 **
Ninth Supplemental Indenture, dated as of March 30 , 2018, among L3 Technologies, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee ( incorporated by reference to Exhibit 4.15 to L3 Technologies, Inc.’s Quarterly Report on Form 10-Q filed on May 1, 2018 ).

4.3*	Form of Supplemental Indenture.

4.4*	Form of Debt Securities (to be included in the Form of Supplemental Indenture to be filed as Exhibit 4.3).

5.1**	Opinion of Simpson Thacher & Bartlett LLP regarding the Debt Securities.

5.2	Opinion of Simpson Thacher & Bartlett LLP regarding the subsidiary guarantees covered by this Post-Effective Amendment No. 2 (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 and Exhibit 5.2 hereto).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1**	Powers of Attorney (included on the signature pages to the original registration statement).

24.2	Powers of Attorney (included on the signature pages to this this Post-Effective Amendment No. 2).

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**	Previously filed as an exhibit to the Registration Statement.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

(a)    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10 (a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or the prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      That, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement.

4.1**
Indenture, dated as of May 21, 2010, among L-3 Communications, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to L-3 Holdings’ and L-3 Communications’ Current Report on Form 8-K filed on May 24, 2010).

4.2 **
Ninth Supplemental Indenture, dated as of March 30 , 2018, among L3 Technologies, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee ( incorporated by reference to Exhibit 4.15 to L3 Technologies, Inc.’s Quarterly Report on Form 10-Q filed on May 1, 2018 ).

4.3*	Form of Supplemental Indenture.

4.4*	Form of Debt Securities (to be included in the Form of Supplemental Indenture to be filed as Exhibit 4.3).

5.1**	Opinion of Simpson Thacher & Bartlett LLP regarding the Debt Securities.

5.2	Opinion of Simpson Thacher & Bartlett LLP regarding the subsidiary guarantees covered by this Post-Effective Amendment No. 2 (filed herewith).

12.1	Computation of ratios of earnings to fixed charges (filed herewith).

23.1	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 and Exhibit 5.2 hereto).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

24.1**	Powers of Attorney (included on the signature pages to the original registration statement).

24.2	Powers of Attorney (included on the signature pages to this this Post-Effective Amendment No. 2).

25.1**	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities.

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
**	Previously filed as an exhibit to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the  30th  day of May , 2018.

L3 TECHNOLOGIES, INC.

By:	/s/ Ralph G. D’Ambrosio
Name:	Ralph G. D’Ambrosio
Title:	Senior Vice President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below hereby authorizes each of Christopher E. Kubasik, Ralph G. D’Ambrosio and Ann D. Davidson, each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this registration statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this registration statement and any such subsequent registration statement as L3 deems appropriate, and appoints each of Christopher E. Kubasik, Ralph G. D’Ambrosio and Ann D. Davidson, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this registration statement and any such subsequent registration statement and to file same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 30th , 2018.

Signature	Title

/s/ Christopher E. Kubasik	Chairman, Chief Executive Officer and President
Christopher E. Kubasik	(Principal Executive Officer)

*	Senior Vice President and Chief Financial Officer
Ralph G. D’Ambrosio	(Principal Financial Officer)

*
Dan Azmon	Vice President, Controller and Principal Accounting Officer

*
Claude R. Canizares	Director

*
Thomas A. Corcoran	Director

*
Ann E. Dunwoody	Director

Rita S. Lane	Director

*
Lewis Kramer	Director

Signature	Title

*
Robert B. Millard	Director

*
Lloyd W. Newton	Director

*
Vincent Pagano Jr.	Director

*
H. Hugh Shelton	Director

*By:	/s/ Ralph G. D’Ambrosio
Name:	Ralph G. D’Ambrosio
Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the  30th day of May , 2018.

ELECTRODYNAMICS, INC.
INTERSTATE ELECTRONICS CORPORATION
L3 ADVANCED PROGRAMS, INC. (F/K/A L-3 ADVANCED PROGRAMS, INC.)
L3 APPLIED TECHNOLOGIES, INC. (F/K/A L-3 APPLIED TECHNOLOGIES, INC.)
L3 CHESAPEAKE SCIENCES CORPORATION (F/K/A L-3 CHESAPEAKE SCIENCES CORPORATION)
L-3 COMMUNICATIONS AIS GP CORPORATION
L3 AVIATION PRODUCTS, INC. (F/K/A L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.)
L3 CINCINNATI ELECTRONICS CORPORATION (F/K/A L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION)
L3 ELECTRON DEVICES, INC. (F/K/A L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.)
WESCAM USA, INC. (F/K/A L-3 COMMUNICATIONS EO/IR, INC.)
L3 ESSCO, INC. (F/K/A L-3 COMMUNICATIONS ESSCO, INC.)
L-3 COMMUNICATIONS FLIGHT CAPITAL LLC
L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC
L3 FOREIGN HOLDINGS, INC. (F/K/A L-3 COMMUNICATIONS FOREIGN HOLDINGS, INC.)
L-3 COMMUNICATIONS INVESTMENTS INC.
L3 MARIPRO, INC. (F/K/A L-3 COMMUNICATIONS MARIPRO, INC.)
L3 MOBILE-VISION, INC. (F/K/A L-3 COMMUNICATIONS MOBILE-VISION, INC.)
L3 SECURITY & DETECTION SYSTEMS, INC. (F/K/A L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.)
L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC
L-3 COMMUNICATIONS VERTEX AEROSPACE LLC
L3 WESTWOOD CORPORATION (F/K/A L-3 COMMUNICATIONS WESTWOOD CORPORATION)
L-3 DOMESTIC HOLDINGS, INC.
L3 FUZING AND ORDNANCE SYSTEMS, INC. (F/K/A L-3 FUZING AND ORDNANCE SYSTEMS, INC.)
L3 UNIDYNE, INC. (F/K/A L-3 UNIDYNE, INC.)
L3 UNMANNED SYSTEMS, INC. (F/K/A L-3 UNMANNED SYSTEMS, INC.)
POWER PARAGON, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD SWITCHGEAR INC.
L-3 AFGHANISTAN, LLC
L-3 ARMY SUSTAINMENT LLC
L-3 CENTAUR, LLC
L-3 CTC AVIATION LEASING (US) INC.
L-3 CTC AVIATION TRAINING (US) INC.
L-3 INVESTMENTS, LLC
AEROSIM ACADEMY, INC.
AEROSIM TECHNOLOGIES, INC.
FLIGHT TRAINING ACQUISITIONS LLC
FORCEX, INC.
L3 KIGRE, INC.
L3 ADAPTIVE METHODS, INC.
L3 DOSS AVIATION, INC.
L3 OCEANSERVER, INC.
L3 OPEN WATER POWER, INC.

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the  30th day of May , 2018.

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.

By: L-3 COMMUNICATIONS AIS GP CORPORATION, as General Partner

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the  30th day of May , 2018.

MUSTANG TECHNOLOGY GROUP, L.P.

By: L3 TECHNOLOGIES , INC., as General Partner

By:	/s/ James P. Blair Jr.
Name:	James P. Blair Jr.
Title:	Vice President and Treasurer